UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2012

Tutor Perini Corporation
(Exact name of registrant as specified in its charter)
____________________

Massachusetts	1-6314	04-1717070
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

15901 Olden Street, Sylmar, California 91342-1093
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (818) 362-8391

None
(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K (this “Form 8-K/A”) of Tutor Perini Corporation (“the Company”), amends Item 5.02 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 16, 2011 (the “Original Filing”).  At the time of the Original Filing, the Company had not yet determined the information called for by Item 5.02(d)(3) of Form 8-K with regard to the committee(s) of the Board of Directors of the Company (“the Board”) that Judge Dickran M. Tevrizian, Jr. (retired) would serve.  On March 14, 2012, the committee that Mr. Tevrizian will serve was determined, and accordingly, the Company is now filing this Form 8-K/A to include such information in Item 5.02.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously indicated in the Original Filing, on September 13, 2011, Mr. Tevrizian was elected as a Class II director of the Company with a term expiring at the 2013 annual meeting of shareholders.  On March 14, 2012, the Board determined that Mr. Tevrizian will serve on the Corporate Governance and Nominating Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tutor Perini Corporation

Dated: March 15, 2012	By: /s/Michael J. Kershaw
Michael J. Kershaw
Executive Vice President and Chief Financial Officer